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                                                                   EXHIBIT 10(j)

    KADASA LAW FIRM                             [Signature in Urdu]
ATTORNEYS & LEGAL ADVISORS
 TRADEMARK & PATENT AGENTS
    LICENCE NO 31/24

      FINANCIAL AND LEGAL SERVICES AND ADVICE AGREEMENT

This Agreement is made this day Saturday 05 August 2006 by and between:

1. THE ARABIAN AMERICAN DEVELOPMENT CO., PREVIOUSLY (ARABIAN SHIELD DEVELOPMENT CO.,) an American Company having its registered office at the State of Delaware and a branch in Jeddah City registered under the No:
      4030097805 dated 81311414 H represented in this Agreement by its President, Hatem Hussein EI-Khalidi hereinafter referred to as the "First Party".

2. Legal Advisor. NASSIR ALI KADASA, and the Economic Advisor, DR. IBRAHIM AL-MOUNIF, hereinafter referred to them separately as the "Advisor" and collectively as the "Second Party".

Whereas the First Party has got a mining lease to exploit Al Masane area located in the Southern Kingdom of Saudi Arabia under the Royal Decree No. MI17 dated 1112/1413H for a term of Thirty (30) years according to the Mining Lease Agreement attached with the said Royal Decree.

Whereas the First Party desires to participate with Saudi partners to form together a Saudi American company (the Contemplated Company) with object to exploit the mining lease, and to apply to the Minister of Petroleum and Mineral Resources to transfer said mining lease to the name of the contemplated company after being dully formed.

And, whereas the Second Party is able to do the necessary services for this purpose as follows:

1. To represent the First Party in the negotiations with the Saudi partners relating to the formation of the contemplated company, and to finalize with said partners the preparatory steps including the MOU and J.V agreements.

2. To finalize the necessary procedures to obtain the approval of SAGIA for the formation of the contemplated company in accordance with the Agreement dated August 06, 2006, with object to exploit the mining lease, and to issue the required industrial license.

3. To finalize the necessary procedures to form the contemplated company up to the issuance of the certificate of incorporation.

4. To apply and obtain the Ministerial resolution of the Minister of Petroleum and Mineral Resources approving transference of the mining lease to the name of the contemplated company after being dully incorporated.

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    KADASA LAW FIRM                                     [Signature in Urdu]
ATTORNEYS & LEGAL ADVISORS

NOWTHEREFORE, the Two Parties agree as follows:

FIRST:

The abovementioned recitals shall be considered as an integral part of this Agreement and constructor of the same.

SECOND:

The Parties shall fulfill the duties hereunder and draw a work plan from time to time to distribute the responsibilities and functions of each party to achieve the aim of this agreement.

THIRD:

Each Party shall keep the other party informed with all of his actions and contacts to avoid inconsistency and insure harmony between the Parties.

FOURTH:

The First Party acknowledges that upon execution of this Agreement the Second Party shall be the sole responsible and authorized person to perform abovementioned duties and that the First Party shall no longer be obligated by any duty similar or contradictory with the above duties.

FIFTH: FEES

With respect to the fees, the Second Party shall be granted without cost, one million (1.000.000) shares of the First Party's unissued common stock, of which five hundred thousands (500,000) shares shall be allocated to each advisor according to the following schedule:

1. The Second Party shall be granted 50% equal to (500.000) shares, that is (250.000) shares to each advisor, upon issuance of the certificate of incorporation of the contemplated company and the issuance to it of the required industrial license.

2. The Second Party shall be granted 25% equal to (250.000), that is (125.000) shares to each advisor, upon the transfer of the mining lease to the contemplated company.

3. The Second Party shall be granted 25% equal to (250.000), that is (125.000) shares to each advisor, upon obtaining the loan from the Saudi Industrial Development Fund (SIDF).

SIXTH

Duties of the First Party hereunder shall be subject to the approval of its Board of Directors and the First Party will provide the Second Party with a copy of the approval as soon as it is issued.

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    KADASA LAW FIRM                                     [Signature in Urdu]
ATTORNEYS & LEGAL ADVISORS

SEVENTH

The term of this Agreement shall be Twelve (12) months from the date of the Second Party's receipt of the approval mentioned in SIXTH above and receipt of all required documents to perform the duties of the Second Party, unless the delay caused by the First Party or agreement is reached in writing by both parties to renew or extend this agreement.

EIGHTH:

If any dispute arises between the parties in relation to understanding or performance of this Agreement it shall be solved amicably. If this is not achieved then the dispute shall be referred to Arbitration according to Saudi Arbitration Law.

NINTH:

The Second Party acknowledges that it shall not be entitled to any fees or compensation against his mentioned duties beyond the scope of the stages mentioned in this Agreement.

FIRST PARTY                               SECOND PARTY

For: Arabian American Development Co.     1- /s/ Nassir Ali Kadasa
                                             ------------------------------

by: Hatem Hussein EI-Khalidi               Nassir Ali Kadasa

/s/ Hatem El-Khalidi                      2- /s/ Dr. Ibrahim AL-Mounif
-------------------------------------        ------------------------------
                                             Dr. Ibrahim AL-Mounif